Exhibit 99.1

Q32 Bio Announces Completion of Enrollment in the SIGNAL-AD Phase 2 Clinical Trial of Bempikibart for Atopic Dermatitis

-- Exceeded enrollment target due to patient demand; trial size increased to 121 patients --

-- Bempikibart topline results remain on track to be released in Q4’24 --

WALTHAM, Mass.—July 9, 2024 – Q32 Bio Inc. (NASDAQ: QTTB) (“Q32 Bio”), a clinical stage biotechnology company focused on developing biologic therapeutics to restore immune homeostasis, today announced that it has completed enrollment in the SIGNAL-AD Phase 2 clinical trial of bempikibart (ADX-914) for the treatment of persistent, moderate-to-severe atopic dermatitis (AD). Bempikibart is a fully human anti-IL-7Rα antibody that is designed to re-regulate adaptive immune function by blocking IL-7 and TSLP signaling, both of which contribute to inflammation and injury in a diversity of autoimmune disorders.

“We are grateful to the patients and their clinical teams whose high level of interest enabled us to complete enrollment on schedule while exceeding our original target enrollment,” said Jason Campagna, M.D., Ph.D., Chief Medical Officer of Q32 Bio. “We believe that this demand speaks to both the enthusiasm following completion of Part A of the trial and the unmet need for patients with AD.”

“In addition to completing enrollment in SIGNAL-AD, we previously announced that enrollment in the SIGNAL-AA Phase 2 clinical trial in severe alopecia areata (AA) is also complete, marking the achievement of two critical milestones this year,” said Jodie Morrison, Chief Executive Officer of Q32 Bio. “We are thrilled with our continued progress advancing bempikibart and we look forward to sharing topline data from both Phase 2 clinical trials in the fourth quarter of this year.”

SIGNAL-AD (NCT05509023) is a two-part Phase 2, randomized, double-blind, placebo-controlled, multi-center clinical trial evaluating bempikibart in adult patients with persistent, moderate-to-severe AD. Part A was conducted to evaluate safety, PK, and to enable dose selection for Part B of the clinical trial. Part A was completed, but data remains blinded. Part B is being conducted to evaluate the efficacy and safety of bempikibart as compared with placebo. In Part B, patients were enrolled 1:1 in the bempikibart 200 mg Q2W SC flat dose and placebo arms for 12 weeks of treatment. The primary endpoint is the mean percent change from baseline to week 14 in the Eczema Area and Severity Index (EASI) score. Patients will be followed for an additional 12 weeks following completion of treatment.

A total of 121 patients were enrolled, including 15 patients in Part A. Total enrollment exceeded the initial target of approximately 100 patients due to Part B patient enrollment demand. Topline data from Parts A and B are expected in the fourth quarter of 2024.

AD is the most common type of eczema and affects more than 25 million people in the United States. In individuals with AD, the immune system is overactive, triggering inflammation that damages the skin barrier.

About Bempikibart

Bempikibart (ADX-914) is a fully human anti-IL-7Rα antibody that is designed to re-regulate adaptive immune function by blocking IL-7 and TSLP signaling. Q32 Bio is currently evaluating bempikibart in two ongoing Phase 2 clinical trials: SIGNAL-AD, a Phase 2 study in patients with atopic dermatitis (AD) and SIGNAL-AA, a Phase 2 study in patients with alopecia areata (AA).

About Q32 Bio

Q32 Bio is a clinical stage biotechnology company developing biologic therapeutics targeting potent regulators of the innate and adaptive immune systems to re-balance immunity in autoimmune and inflammatory diseases. Q32 Bio’s lead programs, focused on the IL-7 / TSLP receptor pathways and complement system, address immune dysregulation to help patients take back control of their lives.

Q32 Bio’s program for adaptive immunity, bempikibart (ADX-914), is a fully human anti-IL-7Rα antibody that re-regulates adaptive immune function for the treatment of autoimmune diseases. It is being evaluated in two Phase 2 trials for the treatment of atopic dermatitis and alopecia areata. The IL-7 and TSLP pathways have been genetically and biologically implicated in driving several T cell-mediated pathological processes in numerous autoimmune diseases. Q32 Bio’s program for innate immunity, ADX-097, is based on a novel platform enabling tissue-targeted regulation of the complement system without long-term systemic blockade – a key differentiator versus current complement therapeutics. Q32 Bio has completed a first-in-human, Phase 1 ascending dose clinical study of ADX-097 in healthy volunteers.

For more information, visit www.Q32Bio.com.

Availability of Other Information About Q32 Bio

Investors and others should note that we communicate with our investors and the public using our company website www.Q32Bio.com, including, but not limited to, company disclosures, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference call transcripts and webcast transcripts, as well as on X (formerly Twitter) and LinkedIn. The information that we post on our website or on X or LinkedIn could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, relating to our business, operations and financial condition, and our expectations regarding the timing and data from our Phase 2 clinical trials for bempikibart in AA and AD in the fourth quarter of 2024.

Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the ability to integrate our business with our merger partner successfully and to achieve anticipated synergies; the possibility that other anticipated benefits of the merger will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of our operations, and the anticipated tax treatment of the merger; our ability to retain, attract and hire key personnel; potential adverse reactions or changes to relationships with employees, suppliers or other parties resulting from the completion of the merger; potential business uncertainty, including changes to existing business relationships that could affect our financial performance; the need for additional funding, which may not be available; failure to identify additional product candidates and develop or commercialize marketable products; the early stage of our development efforts; potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the regulatory approval process; interim, topline and preliminary data may change as more patient data become available, and are subject to audit and verification procedures that could result in material changes in the final data; our product candidates may cause serious adverse side effects; the inability to maintain our collaborations, or the failure of these collaborations; our reliance on third parties, including for the manufacture of materials for our research programs, preclinical and clinical studies; failure to obtain U.S. or international marketing approval; ongoing regulatory obligations; effects of significant competition; unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; product liability lawsuits; securities class action litigation; the impact of global pandemics and general economic conditions on our business and operations, including the our preclinical studies and clinical trials; the possibility of system failures or security breaches; risks relating to intellectual property; significant costs incurred as a result of operating as a public company; and such other factors as are set forth in Q32 Bio’s periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in our Form 10-Q for the quarter ended March 31, 2024 filed on May 9, 2024. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors: Brendan Burns
Media: Sarah Sutton
Argot Partners
212.600.1902
Q32Bio@argotpartners.com